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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
                      February 9, 1999 (February 8, 1999)


                                 GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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
                 TEXAS                                  1-8226                                74-2144774
       (STATE OF INCORPORATION)                (COMMISSION FILE NUMBER)           (IRS EMPLOYER IDENTIFICATION NO.)
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                        10370 RICHMOND AVENUE, SUITE 600
                            HOUSTON, TEXAS 77042-4136
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                                 (713) 435-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)






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ITEM 5.           OTHER EVENTS

         On February 8, 1999, Grey Wolf, Inc. (the "Company") issued a press release announcing that it will recognize a pretax, non-cash charge of approximately $93.0 million in the fourth quarter of 1998 as a result of a Statement of Financial Accounting Standard No. 121 (SFAS No. 121) asset impairment. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The impairment is recorded based on certain estimates and projections and is subject to audit by the Company's independent auditors in conjunction with their normal year-end audit.

         The press release is filed as an exhibit hereto.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

(c)      EXHIBITS

         Exhibit 99.1    Grey Wolf, Inc. Press Release, dated February 8, 1999.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 1999


                                         GREY WOLF, INC.



                                         /s/ David W. Wehlmann
                                         ---------------------------------------
                                             David W. Wehlmann,
                                             Senior Vice President, Chief
                                             Financial Officer and Secretary


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                                INDEX OF EXHIBITS


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
Exhibit Number            Description
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
Exhibit 99.1              Grey Wolf, Inc. Press Release, dated February 8, 1999.
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